FINANCING AGREEMENT


This Agreement, dated   10th August 2003 is made between
Atlantic Security Inc (The company), a Florida company quoted on the O.T.C. bulletin board, stock symbol ______, whose principle/registered office is located at 30 St Giles Street, Oxford, OX1 3LE, United Kingdom, and Citywide Management Services (The investor), a Nevis company, whose principal office is located at 38 Hertford Street, London W1J 7SG. United Kingdom.

WHEREAS: The company requires an investment of US$ 500,000 (
Five hundred thousand United States dollars) and the investor desires to commit to invest US$ 500,000 ( Five Hundred thousand United States dollars).

NOW THEREFORE: The investor irrevocably agrees to invest
US$500,000 (Five hundred thousand United States dollars) in the company on the following terms and conditions:

1.	The investor will make five separate investments of
US$100,000 in exchange for Common Shares of the company on the terms and conditions set out in The Subscription
Agreement attached hereto as Exhibit A.

      2.   The initial investment will close on the eleventh
(11th ) United States business day       subsequent to
the later of the day that (1) and Atlantic Security Ltd merge with the company Atlantic Security Inc and (2) the day that the company effects a name change to Atlantic Security Inc.(3) The company has a NASD-OTC Stock Symbol and can trade shares.

3.   Each subsequent investment will close on the first
United States business day that is    (42) Forty two days
subsequent to the previous closing date.

4.	As compensation to the investor for this commitment to
invest US$500,000 in five separate investments of US$100,000, the company will issue the investor a warrant to acquire a further one million shares on the terms and conditions of the warrant attached hereto as Exhibit B.

5.	The investor certifies to the company that it is an
"Accredited Investor" as defined under Rule 501(a) of Regulation D of the Securities and Exchange Commission promulgated under the Securities Act of 1933 as amended.

6.	The company certifies to the investor that it is a
"Foreign Issuer" as defined under Regulation S of Rule 903 of the Securities Act of 1933 as amended.


Signed and Agreed:


Atlantic Security Inc:


Citywide Management Ltd: